UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017

GEMPHIRE THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

17199 N. Laurel Park Drive, Suite 401

Livonia, Michigan 48152

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 681-9815

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s anticipated closing of the private placement it recently entered into and the anticipated use of proceeds therefrom.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the Company’s ability to close the private placement; the success and timing of the Company’s regulatory submissions and pre-clinical and clinical trials; regulatory requirements or developments; changes to the Company’s clinical trial designs and regulatory pathways; changes in the Company’s capital resource requirements; the Company’s ability to obtain additional financing; the Company’s ability to successfully market and distribute its product candidate, if approved; the Company’s ability to obtain and maintain its intellectual property protection; and other factors discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, and in other filings the Company makes with the Securities and Exchange Commission from time to time.  In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof.  The Company anticipates that subsequent events and developments will cause the Company’s views to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as required by law.  These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 2.02                                           Results of Operations and Financial Condition.

In connection with the Private Placement (as defined below), Gemphire Therapeutics Inc. (the “Company”) disclosed to investors, on a confidential basis, that it had $24 million in net cash as of December 31, 2016.

Item 8.01                                           Other Events.

On March 10, 2017, the Company issued a press release announcing that it has entered into a securities purchase agreement for a private placement with a select group of accredited investors (the “Private Placement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Piper Jaffray & Co. acted as sole lead placement agent and Laidlaw & Company (UK) Ltd. and LifeSci Capital LLC acted as co-placement agents for the Company in connection with the Private Placement.

In connection with the Private Placement, the Company disclosed to investors, on a confidential basis, that (i) its current patent estate consists of 49 issued patents (4 in the United States) and 24 pending patent applications (8 in the United States), (ii) the Company currently has 16 employees and (iii) it expects to enroll 81 patients in AZURE-1, the Phase 2 clinical trial the Company plans to initiate in the second half of 2017 to study gemcabene in nonalcoholic steatohepatitis (NASH) / nonalcoholic fatty liver disease (NAFLD), with 27 patients on each of 300mg of gemcabene, 600 mg of gemcabene and placebo, and to report top-line results for AZURE-1 in 2018.  The Company has updated the Corporate Presentation slides on its website to include this information.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                                                 Exhibits

99.1                        Press Release issued by Gemphire Therapeutics Inc., dated March 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2017
GEMPHIRE THERAPEUTICS INC.

	By	/s/ Jeffrey S. Mathiesen
	Name:	Jeffrey S. Mathiesen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued by Gemphire Therapeutics Inc., dated March 10, 2017.